UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 8, 2009, the Compensation Committee of the Board of Directors of Quicksilver Resources Inc. (the “Company”) approved the adoption of the 2010 Executive Bonus Plan that provides for awards of cash bonuses and equity awards to our named executive officers and other officers.  The 2010 Executive Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Compensation Committee also established target and maximum bonus levels to be paid under the 2010 Executive Bonus Plan with respect to cash bonus awards for the Company’s principal executive officer, principal financial officer and other named executive officers, expressed as a percentage of each executive’s base salary, as follows:

Executive	Target Percent of Base Pay	Maximum Percent of Base Pay
Thomas F. Darden	150%	300%
Glenn Darden	150%	300%
Paul J. Cook	100%	200%
Philip W. Cook	85%	170%
John C. Cirone	85%	170%

The 2010 Executive Bonus Plan provides that cash bonuses awarded pursuant to the Plan will be paid no later than March 15, 2011.

The Compensation Committee also established target and maximum equity bonus awards to be paid under the 2010 Executive Bonus Plan for Quicksilver’s principal executive officer, principal financial officer and other named executive officers, expressed as a percentage of each executive’s base salary, as follows:

Executive	Target Percent of Base Pay	Maximum Percent of Base Pay
Thomas F. Darden	100%	200%
Glenn Darden	100%	200%
Paul J. Cook	60%	120%
Philip W. Cook	55%	110%
John C. Cirone	55%	110%

The 2010 Executive Bonus Plan provides that, no later than March 15, 2011, each of Quicksilver’s principal executive officer, principal financial officer and other named executive officers will be paid the equity bonus through the grant of a number of restricted shares or restricted stock units determined by dividing the dollar amount of bonus earned by the product of the closing market price of Quicksilver common stock on the date of grant and a risk-of-forfeiture discount factor of 0.9597.  The restricted shares and restricted stock units will be granted under Quicksilver’s Third Amended and Restated 2006 Equity Plan, with one third of each grant vesting on each of the first three anniversaries of the date of grant.

For purposes of awards under the 2010 Executive Bonus Plan, Quicksilver’s performance for the year will be assessed against five performance measures:  (i) cash flow from operations; (ii) earnings per share; (iii) finding and development cost; (iv) production; and (v) proved reserves.  The Compensation Committee established the relative weight to be accorded to each performance measure and various target levels within each performance measure, as set forth in the 2010 Executive Bonus Plan.  Bonus amounts under the 2010 Executive Bonus Plan are based on Quicksilver’s performance for the year relative to the performance targets and weightings so established.  The Compensation Committee has discretion to adjust a named executive officer’s potential award or awards based on qualitative individual performance measures; provided that the discretion may be used only to reduce or eliminate a potential award.

Item 8.01.      Other Events.

On December 10, 2009, Quicksilver Resources Inc. issued a press release announcing its 2010 capital program and production expectations.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Quicksilver Resources Inc. 2010 Executive Bonus Plan.
99.1	Press Release dated December 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: December 10, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Quicksilver Resources Inc. 2010 Executive Bonus Plan.
99.1	Press Release dated December 10, 2009.